Exhibit 10.17

THIRD AMENDMENT TO THE
AKEENA SOLAR, INC.
2006 INCENTIVE STOCK PLAN

THIS THIRD AMENDMENT to the 2006 Incentive Stock Plan (the “Plan”) of Akeena Solar, Inc. (the “Company”) is made as of this 24 day of August, 2008 subject to shareholder approval.

INTRODUCTION

The Board of Directors administers the Plan, which was adopted on August 8, 2006. The Board of Directors now desires to amend the Plan to increase the number of shares of common stock, par value $0.001 per share, of the Company subject to the Plan to 5,000,000 shares from 4,000,000 shares.

AMENDMENT

NOW, THEREFORE, the Board of Directors hereby amends the Plan, effective September 23, 2008 subject to shareholder approval, by deleting the text of Section 4 in its entirety and replacing it with the following:

“Subject to adjustment as provided in Section 8 hereof, a total of 5,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock”), shall be subject to the Plan.  The number of shares of Stock that may be subject to Options granted under the Plan to any individual in any calendar year shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended.  The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose.  Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.  Should any Option or share of Restricted Stock expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or share of Restricted Stock be reduced for any reason, the shares of Stock theretofore subject to such Option or share of Restricted Stock may be subject to future Options or shares of Restricted Stock under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.”